Exhibit 4(b)

KENTUCKY UTILITIES COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

Supplemental Indenture No. 4

dated as of September 1, 2015

Supplemental to the Indenture

dated as of October 1, 2010

Establishing

First Mortgage Bonds, 3.300% Series due 2025

First Mortgage Bonds, 4.375% Series due 2045

SUPPLEMENTAL INDENTURE NO. 4

SUPPLEMENTAL INDENTURE No. 4, dated as of the first day of September, 2015, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia, having its principal corporate offices at One Quality Street, Lexington, Kentucky 40507 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 7th Floor, New York, New York 10286 and having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 4 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 4 are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.

The Original Indenture and Supplemental Indentures No. 1 and No. 2, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 3.

Supplemental Indenture No. 3 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish two series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 6” and “Securities of Series No. 7”, respectively, and, pursuant to Section 1401 of the Original Indenture, the Company wishes to correct errors in certain sections of the Original Indenture.

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 6 and of the Securities of Series No. 7. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 4 to establish the designation and certain terms of such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 4 a valid agreement of the Company, and to make the Securities of Series No. 6 and the Securities of Series No. 7 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 4 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, (a) the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property) and (b) the Company’s right, title and interest in the generating stations described in Exhibit D hereto, as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 6

SECTION 101.	Creation of Series No. 6.

There is hereby created a series of Securities designated “First Mortgage Bonds, 3.300% Series due 2025”, and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $250,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated September 28, 2015;

(c) have a Stated Maturity of October 1, 2025, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

SECTION 102.	Creation of Series No. 7.

There is hereby created a series of Securities designated “First Mortgage Bonds, 4.375% Series due 2045”, and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $250,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

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(b) be dated September 28, 2015;

(c) have a Stated Maturity of October 1, 2045, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

COVENANT

SECTION 201.	Satisfaction and Discharge.

The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 6 or any Securities of Series No. 7, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, or portions of the principal amount thereof, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the beneficial owners of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

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ARTICLE THREE

CORRECTIONS

SECTION 301.	Correction of Certain Sections of the Indenture.

In accordance with Section 1401(l) of the Original Indenture, the Original Indenture is hereby corrected as set forth in Exhibit E hereto.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

SECTION 401.	Single Instrument.

This Supplemental Indenture No. 4 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 4, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 4 shall together constitute the Indenture.

SECTION 402.	Effect of Headings.

The Article and Section headings in this Supplemental Indenture No. 4 are for convenience only and shall not affect the construction hereof.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 4 to be duly executed as of the day and year first written above.

KENTUCKY UTILITIES COMPANY

By:	/s/ Daniel K. Arbough
Name:	Daniel K. Arbough
Title:	Treasurer

ATTEST:

/s/ Gerald A. Reynolds
Name:	Gerald A. Reynolds
Title:	General Counsel, Chief Compliance
Officer and Corporate Secretary

[Signature Page to Supplemental Indenture No. 4 – Kentucky Utilities Company]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to Supplemental Indenture No. 4 – Kentucky Utilities Company]

COMMONWEALTH OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 17th day of September, 2015, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of KENTUCKY UTILITIES COMPANY, a corporation of the Commonwealths of Kentucky and Virginia and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Notary Public
[Seal]

[Signature Page to Supplemental Indenture No. 4 – Kentucky Utilities Company]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 17th day of September, 2015, before me, a notary public, the undersigned, personally appeared Francine Kincaid, who acknowledged herself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Christopher J. Traina
Christopher J. Traina
Notary Public – State of New York
No. 01TR6297825
Qualified in Queens County
My Commission Expires
March 03, 2018
Certified in New York County

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon

101 Barclay Street, 7th Floor

New York, New York 10286

Attn: Corporate Trust Administration

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to Supplemental Indenture No. 4 – Kentucky Utilities Company]

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Kentucky Utilities Company
220 West Main Street
Louisville, Kentucky 40202

/s/ James J. Dimas
James J. Dimas

[Signature Page to Supplemental Indenture No. 4 – Kentucky Utilities Company]

EXHIBIT A

KENTUCKY UTILITIES COMPANY

Bonds Issued and Outstanding

under the Indenture

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 28, 2010	$350,779,405	$350,779,405
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	$250,000,000
		3	3.250% Series due 2020	November 16, 2010	$500,000,000	$500,000,000
		4	5.125% Series due 2040	November 16, 2010	$750,000,000	$750,000,000
3	November 1, 2013	5	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000

[1]	As of September 1, 2015.

A-1

EXHIBIT B

KENTUCKY UTILITIES COMPANY

Filing and Recording

of

Supplemental Indenture No. 3, dated as of November 1, 2013,

to

Indenture, dated as of October 1, 2010

COUNTY NAME	BOOK & PAGE NUMBER
Adair	MB 325, Pg 73-104
Anderson	MB 513, Pg 525-556
Ballard	MB 69, Pg 99-130
Barren	MB 518, Pg 383
Bath	MB 208, Pg 718
Bell	MB 318, Pg 607-638
Bourbon	MB 562, Pg 355
Boyle	MB 655, Pg 496-527
Bracken	MB 276, Pg 461
Bullitt	MB 1522, Pg 250
Caldwell	MB 293, Pg 374
Carroll	MB 220, Pg 142-173
Casey	MB 231, Pg 760
Christian	MB 1353, Pg 55
Clark	MB 776, Pg 447
Clay	MB 210, Pg 402-433
Crittenden	MB 204, Pg 74
Estill	MB V9, Pg 646
Fayette	MB 7955, Pg 684
Fleming	MB 312, Pg 215
Franklin	MB 1300, Pg 358-389
Fulton	MB 177, Pg 1-32
Gallatin	MB 210, Pg 59-90
Garrard	MB 328, Pg 175
Grayson	MB 20-Y, Pg 524
Green	MB 285, Pg 381
Hardin	MB 2084, Pg 620
Harlan	MB 421, Pg 725
Harrison	MB 368, Pg 555
Hart	MB 344, Pg 116
Henry	MB 319, Pg 819
Hickman	MB 107, Pg 274

B-1

Hopkins	MB 1090, Pg 714
Jessamine	MB 1164, Pg 410
Knox	MB 408, Pg 685
Larue	MB 327, Pg 90
Laurel	MB 1057, Pg 70
Lee	MB 108, Pg 288
Lincoln	MB 411, Pg 439-470
Livingston	MB 288, Pg 105
Lyon	MB 222, Pg 470
Madison	MB 1549, Pg 383
Marion	MB 378, Pg 740
Mason	MB 410, Pg 281
McCracken	MB 1416, Pg 430
McLean	MB 183, Pg 1
Mercer	MB 589, Pg 414
Montgomery	MB 493, Pg 755
Muhlenberg	MB 647, Pg 458
Nelson	MB 1022, Pg 821
Nicholas	MB 145-392
Ohio	MB 487, Pg 376
Oldham	MB 2100, Pg 575-606
Owen	MB 249, Pg 79-110
Pendleton	MB 322, Pg 624-655
Pulaski	MB 1388, Pg 22
Robertson	MB 60, Pg 531
Rockcastle	MB 47, Pg 413-444
Rowan	MB A343-151
Russell	MB 361, Pg 375
Scott	MB 1166, Pg 772
Shelby	MB 933, Pg 45-76
Taylor	MB 521, Pg 724
Trimble	MB 197, Pg 23-54
Union	MB 405, Pg 405
Washington	MB 0339, Pg 0056
Webster	MB 314, Pg 391
Whitley	MB 574, Pg 374-405
Woodford	MB 717, Pg 543

B-2

EXHIBIT C

KENTUCKY UTILITIES COMPANY

Real Property

Schedule of real property owned in fee located in the Commonwealth of Kentucky

Hardin County, Kentucky:

Being Lot 2A Junior Welding Subdivision, Lots 1 and 2 as Amended, to Hardin County, Kentucky, per plat of said subdivision of record in Plat Cabinet 1, Sheet 5753, in the Hardin County Clerk’s Office.

Being the same property conveyed to Kentucky Utilities Company by Deed dated September 11, 2015, of record in Deed Book 1414, Page 383 in the Office of the Clerk of Hardin County, Kentucky.

Livingston County, Kentucky:

This being all of Tract 3 of that property acquired by Kentucky Alltel, Inc., by deed from Verizon South, Inc., dated the 26th day of July, 2002, and of record in Deed Book 207, page 389, in the Livingston County Court Clerk’s Office and being more particularly described as follows:

BEGINNING at an iron pin set (5/8” x 18” rebar with aluminum cap bearing PLS-3916, as will typical for all set corner monuments), located on the west edge of right-of-way of US Hwy 60 (D.B. 62, Pg. 512), said pin being 55’ west from the centerline of US Hwy 60 and also being approximately 1.52 miles south of the intersection of centerlines of KY Hwy 452 and US Hwy 60 in the town of Smithland, said pin being on the northern boundary line of Jim Smith Contracting Co., Inc. (Tract 1, D.B. 176, Pg. 18), said pin lying near the community of Smithland, Livingston County, Kentucky and having Kentucky State Plane South Zone Coordinates (NAD83) of N=1937130.807 E=867123.897 and being the POINT OF BEGINNING for this description;

Thence leaving the line of Jim Smith Contracting Co., Inc. and with the western edge of right-of-way of US Hwy 60, with a CURVE to the LEFT having a RADIUS of 2,809.90 feet and a chord bearing & distance of N08°49’13”E – 199.11 feet to a point, said point being on the southern boundary line of Jim Smith Contracting Co., Inc. (Parcel 1 – Tract 1, D.B. 136, Pg. 293) and being on the western right-of-way of US Hwy 60;

Thence leaving the right-of-way of US Hwy 60 and with the line of Jim Smith Contracting Co., Inc. (Parcel 1 – Tract 1, D.B. 136, Pg. 293), S87°05’53”W – 174.46 feet to a 1” Iron Pipe Found and S70°49’42”W – 98.29 feet to an 1” Iron Pipe Found, said pipe being on the southern boundary line of Jim Smith Contracting Co., Inc. (Parcel 1 – Tract 1, D.B. 136, Pg. 293) and being the on the western boundary line of Jim Smith Contracting Co., Inc. (Tract 1, D.B. 176, Pg. 18);

Thence leaving the line of Jim Smith Contracting Co., Inc. (Parcel 1 – Tract 1, D.B. 136, Pg. 293) and with the line of Jim Smith Contracting Co., Inc. (Tract 1, D.B. 176, Pg. 18) the following three (3) courses: S20°17’54”E – 120.77 feet to an iron pin set, S70°26’19”E – 113.37 feet to an iron pin set, and S87°07’05”E – 87.93 feet to the Point of Beginning and containing 0.915 acres by survey.

All bearings are referenced to grid north of the Kentucky State Plane Coordinate System – South Zone (NAD83).

The above legal description was created per the physical survey by David L. King II, AGE Engineering Services, Inc., Ky. R.L.S. #3916, dated July 31, 2014.

BEING the same property conveyed to Kentucky Utilities Company by Deed dated October 20, 2014, of record in Deed Book 248, Page 165 in the Office of the Clerk of Livingston County, Kentucky.

Mercer County, Kentucky:

BEGINNING at an iron pin found (PLS# 3118) on the eastern edge of right-of-way of the Norfolk Southern Railway Company (D.B. 104, Pg. 280), said pin was set during the survey the Kentucky Utilities Company (D.B. 328, Pg. 007) property in 2011, said pin also being 100’ east of the Railroad centerline and being the Southwest Corner of Kentucky Utilities Company (D.B. 328, Pg. 007), said pin having Kentucky State Plane Coordinate System – South Zone Coordinates of N=2166662.24, E=1936109.81 lying in Mercer County, Kentucky, said point also being S05°28’37”W – 3162.76 feet from the Southeast corner of the Curdsville Bridge Abutment over the Norfolk Southern Railway Company and being the Point of Beginning for this description;

Thence leaving the corner of Norfolk Southern Railway Company and with the line of Kentucky Utilities Company (D.B. 328, Pg. 007), for the following six courses: N87°38’08”E – passing an iron found (PLS#3816) at 2.82 feet and continuing an additional 1449.80 feet for a total distance of 1452.62 feet to an iron pin found PLS #3816, S38°06’58”E – 98.94 feet to an iron pin found PLS #3816, S48°20’38”E – 124.02 feet to an iron pin found PLS #3816, S16°11’02”E – 120.12 feet to an iron pin found (cap unreadable), S30°57’02”E – 250.95 feet to an iron pin found PLS #3816 and S67°55’13”E – 61.50 feet to an iron pin found PLS #3816 at the 760’ elevation of Herrington Lake, said pin being a corner of Kentucky Utilities Company (D.B. 328, Pg. 007), and being a corner of Kentucky Utilities Company (D.B. 101, Pg. 491 and D.B. 106, Pg. 270);

Thence leaving the corner of Kentucky Utilities Company (D.B. 328, Pg. 007) and with the line of Kentucky Utilities Company (D.B. 101, Pg. 491 and D.B. 106, Pg. 270) and with the 760 Elevation along Herrington Lake for the following sixteen courses: S56°43’25”E – 118.72 to an iron pin set (5/8” x 18” rebar with a 2” aluminum cap bearing PLS-3118- as will be typical for all set corner monuments), S78°31’57”E -157.28 feet to an iron pin set, S72°58’39”E - 141.20 feet to an iron pin set, S78°36’02”E - 241.55 feet to an iron pin set, S84°51’06”E - 248.49 feet to an iron pin set, S73°20’54”E - 136.13 feet to an iron pin set, N87°20’26”E - 201.56 to an iron pin set, S05°21’17”E - 22.50 feet to an iron pin set, S29°05’28”W - 280.31 feet to a point, S20°50’34”W - 178.62 feet to an iron pin set, S09°10’37”W - 79.31 feet to an iron pin set, S05°25’11”E - 171.59 feet to a point, S03°43’30”E - 348.86 feet to a point, S02°55’52”E - 110.50 feet to a point, S59°19’08”W - 186.13 feet to a point, and S57°19’33”W 209.69 feet to a point, said point being on the 760 elevation of Herrington Lake, a corner of Kentucky Utilities Company (D.B. 101, Pg. 491 and D.B. 106 Pg. 270) and being the eastern most corner of Andrea Perkins (D.B. 301, Pg. 593 Tract 8-1 Plat Book 5, Page 38);

Thence leaving the 760 elevation and Kentucky Utilities Company (D.B. 101, Pg. 491 and D.B. 106, Pg. 270) and with the line of Andrea Perkins (D.B. 301 Pg. 593 Tract 8-1 Plat Book 5, Page 38), N55°42’48”W - passing an iron witness pin set on line at 9.34 feet and then continuing an additional 79.52 feet for a total distance of 88.86 feet to an iron pin found PLS #1880, and N54°53’03”W 65.41 feet to an iron pin set;

Thence continuing first with the property line of Andrea Perkins (D.B. 301, Pg. 593 Tract 8-1 Plat Book 5, Page 38), and second with the property line of Billy Neeley (D.B. 293, Pg. 537 Tract 7 Plat Cab. A, Slide 429), and with or near a woven wire fence N51°43’10”W - 1338.59 feet to an iron pin set at a corner post, said corner post being a corner of Billy Neeley (D.B. 293, Pg. 537 Tract 7 Plat Cab. A, Slide 429);

Thence first with the property line of Billy Neeley (D.B. 293, Pg. 537 Tract 7 Plat Cab. A, Slide 429), and second with the property line of Walter Gross (D.B. 330, Pg. 671 Tract 3, 4, 5 and 6 Plat Cab. A, Slide 429), S79°33’37”W - 533.19 feet to an iron pin set at a found 24” Hackberry tree, being a corner of Walter Gross;

Thence continuing with the line of Walter Gross, S30°30’15”W - 166.64 feet to a 1/2” iron rebar found at a corner post, said pin being a western corner of Walter Gross;

Thence continuing on first with the property line of Walter Gross (D.B. 330, Pg. 671 Tract 3, 4, 5, and 6 Plat Cab. A, Slide 429) and secondly with the property line of Warren Davis (D.B. 225, Pg. 243, Tract 1 and 2 Plat Cab. A, Slide 429) and thirdly with the line of Peter Motto (D.B. 278, Pg. 320 Tract 2-A Plat Cab. A, Slide 366) S25°20’09”W - 1607.57 feet to a 1/4” iron pin found on the Northeast edge of right-of-way of Mallard Cove (Plat Book 5, Pg. 38 & 40), being 24.25 feet north of the centerline of said road;

Thence leaving the line of Peter Motto and with the north edge of right-of-way of Mallard Cove, N21°13’11”W – 564.80 feet to an iron pin set, being 27.26 feet Northeast of Centerline, N36°28’11”W – 609.40 feet to an iron pin set, being 28.33 feet Northeast of Centerline, N34°29’16”W – 87.37 feet to a point, N29°17’47”W – 362.91 feet to an iron pin set being 41.69 feet Northeast of Centerline and N71°20’24”W – 75.07 feet a point, said point on the north edge of right-of-way of Mallard Cove and being the Southeast corner of Sam Sadler (D.B. 230, Pg. 246);

Thence leaving the right-of-way of Mallard Cove and with the line of Sam Sadler, N02°25’15”W – passing an iron pin found (PLS # 1880) at 2.67 feet and continuing an additional 115.46 feet for a total distance of 118.13 feet to an iron pin found (PLS# 1880), N00°19’07”W – 123.50 feet to an iron pin found (PLS# 1880), N00°18’13”W – 29.44 feet to an iron pin set and N32°45’30”E – 282.42 feet to an iron pin found (PLS# 1880) and N58°25’08”W – 239.67 feet to an iron pin found (PLS# 1880) at a corner post being on the southeast edge of right-of-way of the Norfolk Southern Railway Company (D.B. 104, Pg. 280);

Thence leaving the corner of Sadler and with the line of the Norfolk Southern Railway, N19°42’48”W – 22.39 feet to an iron pin set, said pin being 100’ southeast of the centerline of Rail Road and with a curve to the Left having a Radius of 2010.1 feet, a Chord Bearing and Distance of N50°06’23”E – 1143.75 feet to the Point of Beginning and containing 124.140 acres by survey.

The above legal description was created per the physical survey and Minor Plat prepared by Douglas G. Gooch, AGE Engineering Services, Inc., Ky. R.L.S. #3118, dated the 20th day of November, 2014, which is of record in Plat Cabinet D, Page 94, in the Office of the Clerk of Mercer County, Kentucky.

BEING the same property conveyed to Kentucky Utilities Company by Deed dated December 8, 2014, of record in Deed Book 342, Page 189 in the Office of the Clerk of Mercer County, Kentucky.

Muhlenberg County, Kentucky:

This being all of that remaining property acquired by Ray C. Dunlap by deed from Doyle Blankenship, dated the 9th day of November, 2000, and of record in Deed Book 481, page 380, in the Muhlenberg County Court Clerk’s Office.

BEGINNING at an iron pin set (5/8” x 18” rebar with aluminum cap bearing PLS-3916, as will be typical for all set corner monuments), on the east edge of right-of-way being 35’ from the centerline of US Hwy 431 (D.B. 134, PG. 407) of US Hwy 431, said pin having KY South Zone (NAD 83) Coordinates of N=2016398.88 E=1238112.26, being approximately 0.47 miles south from the intersection of centerlines of the Green River Power Plant Road and US Hwy 431, said point also being witnessed by a existing wood fence corner post being S52°32’03”E – 13.22 feet from said pin and said pin also being referenced by a 38” Oak Tree located on the east side of US Hwy 431 and being S07°42’07”E – 29.17 feet from said pin set and said pin also being referenced by a 29” Oak Tree (with wire through the middle) located on the west side of US Hwy 431, said tree being N59°26’42”W – 71.93 feet from said pin, said pin also being the Northwest Corner of Clarence J. Turner, Jr (D.B. 377, Pg. 601- Tract 2) and being the POINT OF BEGINNING for this description; Thence leaving the corner of Turner and with the eastern right-of-way of US Hwy 431 (D.B. 134, Pg. 407), N22°16’18”E - 268.24 to an iron pin set 34.05 feet from centerline, a said pin being a corner of right-of-way of the Commonwealth of KY (D.B. 134, Pg. 407 and D.B. 506, Pg. 201- Tract A);

Thence leaving the right-of-way dedicated in D.B. 134, Pg. 407 and with the right-of-way dedicated in D.B. 506, Pg. 201 –Tract A the following four (4) courses: N42°48’35”E - 159.92 feet to an iron pin set 89.53 feet from centerline, N22°31’16”E - 50.00 feet to an iron pin set 89.59 feet from centerline, N19°27’07”E - 186.77 feet to an iron pin set 80.14 feet from centerline, with a curve to the LEFT having a RADIUS of 1989.86 feet and a CHORD BEARING and DISTANCE of N16°18’50”E - 430.31 feet to an iron pin set 80.20 feet from centerline, said pin being a corner of right-of-way of the Commonwealth of KY (D.B. 134, Pg. 407 and D.B. 506, Pg. 201- Tract A);

Thence leaving the right-of-way dedicated in D.B. 506, Pg. 201 –Tract A and with the right-of-way dedicated in D.B. 134, Pg. 407 the following seven (7) courses: N22°21’53”E - 57.99 feet to a point and with a curve to the LEFT having a RADIUS of 990.40 feet and a CHORD BEARING and DISTANCE of N13°07’57” E - 317.80 feet to an iron pin set, said pin being 143.57 feet from centerline, S86°06’00”E - 5.00 feet to a pin, said pin being 148.57 feet from centerline, with a curve to the LEFT having a RADIUS of 995.40 feet and a CHORD BEARING and DISTANCE of N00°44’52” W - 161.31 feet to an iron pin set 153.47 feet from centerline, S84°36’16”W - 5.00 feet to an iron pin set 148.47 feet from centerline, with a curve to the LEFT having a RADIUS of 990.40 feet and a CHORD BEARING and DISTANCE N18°14’25”W - 440.35 feet to a point and N31°05’07”W - 13.34 feet to an iron pin set 90.48 feet from centerline, said pin being a corner of right-of-way of the Commonwealth of KY (D.B. 134, Pg. 407 and D.B. 506, Pg. 201- Tract B);

Thence leaving the right-of-way dedicated in D.B. 134, Pg. 407 and with the right-of-way dedicated in D.B. 506, Pg. 201 –Tract B with a curve to the LEFT having a RADIUS of 1999.86 feet and a CHORD BEARING and DISTANCE of N20°58’47”W - 237.10 feet to an iron pin set 90.00 feet from centerline, said pin being the South West corner of Kentucky Utilities Company (D.B. 162, Pg. 552);

Thence leaving the right-of-way of US Hwy 431 and with the line of Kentucky Utilities Company, S75°28’49“E – passing an iron witness pin set at 3078.83 feet, said pin set at the base of a 28” Sycamore Tree Found and continuing at the same bearing an additional 2.72 feet for a total distance of 3081.55 feet to the center of a 28” Sycamore Tree Found on western bank of the Green River, said tree being the southeast corner of Kentucky Utilities Company (D.B. 162, Pg. 552);

Thence leaving the line of Kentucky Utilities Company and with western bank of the Green River the following five (5) courses: S43°40’46”W – 320.70 feet to a point, S40°44’15”W – 302.68 feet to a point, S40°06’26”W – 211.40 feet to a point, S32°41’04”W – 37.35 feet to a point and S18°05’27”W – 17.02 feet to an iron pin set on the western bank of the Green River, said pin being approximately 19’ Northeast from the northern bank of a Manmade Diversion Ditch and being on the line of Clarence J. Turner, Jr. (D.B. 377, Pg. 601 – Tract 2);

Thence leaving the western bank of the Green River and with the line of Clarence J. Turner, Jr, N58°52’23”W – 330.00 feet to an iron pin set on the side a hill, said corner being referenced by a 40” Oak Tree being S51°30’30”E – 122.64 feet from said corner; Thence continuing with the line of Clarence J. Turner, Jr., S41°07’37”W – 2178.00 feet to an iron pin set at the Top of Bank of a Manmade Diversion Ditch; Thence continuing with the line of Turner, N52°32’03”W – passing the center of a 30” Oak Tree with old wire grown through the middle at 11.95 feet and continuing at the same bearing an additional 1200.80 feet for total distance of 1212.75 feet to the POINT OF BEGINNING and containing 104.629 acres by survey.

All bearings are referenced to grid north of the Kentucky State Plane Coordinate System – South Zone (NAD83).

The above legal description was created per the physical survey by David L. King II, AGE Engineering Services, Inc., Ky. R.L.S. #3916, dated June 18, 2014.

BEING the same property conveyed to Kentucky Utilities Company by Deed dated July 15, 2014, of record in Deed Book 569, Page 849 in the Office of the Clerk of Muhlenberg County, Kentucky.

EXHIBIT D

KENTUCKY UTILITIES COMPANY

Generating Facilities

Schedule of additional generating stations located in the Commonwealth of Kentucky

1.	An undivided 78% interest in Unit 7 of the Cane Run Generating Station, located in Jefferson County, Kentucky, the remaining undivided 22% interest in Unit 7 being owned by Louisville Gas and Electric Company.

2.	An undivided 62% interest in each of Unit 6 and Unit 7 of E.W. Brown Generating Station, locating in Mercer County, Kentucky, the remaining 38% undivided interest in such Units being owned by Louisville Gas and Electric Company.

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EXHIBIT E

KENTUCKY UTILITIES COMPANY

Corrections to Original Indenture

1.	Clause (d) of the exceptions to the granting clauses under “EXCEPTED PROPERTY” in the Original Indenture is hereby corrected by inserting “(b),” immediately following the words “referred to in clause”.

2.	Clause (p) in the third paragraph of Section 301 of the Original Indenture is hereby corrected by deleting the word “Eight” in each instance and replacing such word with the word “Nine” in each instance.

3.	Clause (e) in the first paragraph of Section 806 of the Original Indenture is hereby corrected by deleting the word “Eight” and replacing such word with the word “Nine”.

4.	The fourth paragraph of Section 1107 of the Original Indenture is hereby corrected by deleting the word “Eight” and replacing such word with the word “Nine”.

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